Exhibit 10.18

                              SETTLEMENT AGREEMENT

     This is a Settlement Agreement (the "Agreement") among the following persons and entities, effective as of the 24th day of July, 2001:

     Kenneth Quist, an individual, residing in the State of Oklahoma ("Quist"); and

     EMB Corporation, a Hawaii corporation ("EMB");



                                    RECITALS
                                    --------

     A. On or about June 21, 2000, Quist was elected Vice President, Secretary and Treasurer of EMB. Subsequently, on or about November 9, 2000, Quist was elected a Director of EMB, and since such times he has provided certain services in such capacities and has advanced moneys on behalf of EMB.

     B. On or about July 6, 2001, Quist resigned as Vice President, Secretary, Treasurer and a Director of EMB and new directors and officers of EMB were named.



                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of these presents and for such good and other consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. As consideration to Quist for services rendered by him and moneys advanced by him for the benefit of EMB, EMB shall issue 100,000 shares of EMB Common Stock to Quist (the "EMB Shares") in a transaction exempt from the registration requirements of Section 5 of the 1933 Act. The EMB Shares shall constitute restricted stock. The certificates evidencing the EMB Shares shall bear EMB's standard form restrictive legend and a legend stating that the shares represented thereby are the subject of the proxy referenced in Paragraph 2, below. EMB's transfer agent shall be instructed to place "stop transfer" instructions in its records with respect to such shares.

     2. Quist, as further consideration for the transactions set forth in this Agreement, hereby agrees to grant to EMB management a limited, irrevocable proxy in the form attached hereto as Exhibit "A', which covers the EMB shares. This proxy shall be valid for a period of six months and shall be limited in scope, valid solely for the purpose of voting on EMB management proposals concerning
(i) corporate refinancing, recapitalization and restructuring, (ii) executive compensation, (iii) change of corporate name and/or domicile or (iv) election and/or appointment of officers and directors.

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     3. On August 1, 2002 (the "Valuation Date"), the value of the EMB Shares shall be determined by multiplying the number of EMB Shares, as may be adjusted by forward and reverse splits of the EMB Common Stock subsequent to the date of this Agreement, but prior to the Valuation Date, by the fair market value of one share of EMB Common Stock, as determined in the manner set forth in this Paragraph. If, as of the Valuation Date, the Common Stock of EMB is traded on a national securities exchange or the NASDAQ Stock Market, then the fair market value of one share of EMB Common Stock shall be the average of the closing selling prices of the EMB Common Stock as reported by such exchange or as reported on the NASDAQ Stock Market for the five trading days immediately preceding the Valuation Date, or if there were no sales of EMB Common Stock during such five-day period, then the fair market value of one share of EMB Common Stock shall be deemed to be the closing selling price of the EMB Common Stock as reported by such exchange or as reported on the NASDAQ Market System for the next prior day on which there were sales of EMB Common Stock. If, as of the Valuation Date, EMB Common Stock is traded other than on a national securities exchange or the NASDAQ Stock Market, then the fair market value of one share of EMB Common Stock shall be the average of the closing bid and asked prices of a share of EMB Common Stock on the Valuation Date as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the five trading days immediately preceding the Valuation Date or, if there is no bid and asked price during such five-day period, the fair market value of one share of EMB Common Stock shall be deemed to the average of the closing bid and asked prices of EMB Common Stock as quoted on the OTC Bulletin Board or the Pink Sheets, as relevant, for the next prior trading day on which there was a bid and asked price. If no such bid and asked price is available, the Board of Directors of EMB shall make a good faith determination of the fair market value of one share of EMB Common stock using any reasonable method of valuation.

Subject to the provisions set forth in the immediately preceding paragraph, if, as of the Valuation Date, pursuant to such method of computation, the EMB Shares are valued at less than $100,000, EMB shall issue to Quist additional restricted shares of EMB Common Stock (the "Additional EMB Shares"), such that the aggregate value of the EMB Shares and the Additional EMB Shares will, as of the Valuation Date, be not less than $100,000. The restrictions on the Additional EMB Shares shall be identical in scope and in time as the restrictions on the EMB Shares.

     4. At any time prior to the expiration of twelve months from the date hereof, if ,and only if, the value of the EMB shares, determined in the same manner as provided for in Paragraph 3, above, is less than or equal to $100,000.00, EMB may, at its sole option, repurchase the EMB Shares for the sum of $100,000.00. If EMB elects to repurchase the EMB Shares, it shall notfy Quist, in writing. Within ten (10) days after delivery of such notice, Quist shall deliver the duly endorsed stock certificate(s) representing the EMB Shares to the then currently-acting Legal Counsel for EMB and EMB shall deliver a cashier's check in the amount of $100,000 made payable to Quist to its then currently-acting Legal Counsel, who shall forthwith deliver such items to the appropriate party, and the provisions of Paragraph 3 hereof shall be deemed null and void.

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General Provisions:

     5. The recitals set forth above are incorporated by reference.

     6. Each party will bear his or its own costs and attorneys fees associated with the negotiation of this Agreement.

     7. Each party to this Agreement agrees to take such reasonable actions, including, but not limited to, acknowledging, delivering or executing instruments and documents, as may be required to effectuate the purposes of this Agreement or to consummate the transactions that are contemplated herein.

     8. Each party to this Agreement acknowledges and agrees that the settlements contained herein are in compromise and settlement of disputed claims between the parties hereto, that the provisions and covenants contained herein are not to be construed as an admission of liability by any party, each of which parties expressly deny any such liability, and that each of the parties expressly acknowledges that the execution hereof does not constitute any assent to any of such claims.

     9. This Agreement embodies the entire understanding and agreement between the parties with respect to the subject matters contained herein and supersedes any and all prior understandings and agreements relating to the subject matters.

     10. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and personal representatives of the parties.

     11. This Agreement is made with reference to the laws of the State of California and shall be interpreted and enforced under and pursuant to California law.

     12. This Agreement may be executed in counterparts and, when taken together, each of which shall serve as an original.

     13. At all material times herein, the parties have had the opportunity to meet and confer with counsel of their own choosing to discuss the terms of this Agreement and the effect of executing the same.

     14. Except for the covenants, conditions, representations and warranties otherwise contained in this Agreement, each of the parties hereby forever releases and discharges each other party, its respective current and former shareholders, officers, directors, employees, contractors, brokers, representatives, affiliates, insurers, attorneys, agents, and successors and assigns thereof from any and all claims, sanctions, or demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual, consequential or punitive, past present and future, arising out of or connected with any matter occurring on or prior to the date hereof, including but not limited to any claims, whether arising under the transactions previously entered into by the parties or otherwise. The parties hereto each represent and warrant to the others that he or it is the owner of and has not transferred any claims being hereby released.

     15. Each of the parties hereto hereby acknowledges that he or it has been fully advised of Section 1542 of the Civil Code of the State of California, and that except for the obligations arising out of this Agreement, the section and the benefits thereof are hereby waived. Section 1542 reads as follows:

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          "A general release does not extend to claims which the
          creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          In that regard, each of the parties hereto hereby acknowledge that he or it may have sustained losses which are presently unknown or unsuspected, that such damages and other losses as were sustained might otherwise, but for this release, have given rise to additional complains, actions, causes of action, claims demands and debts in the future. Nevertheless, the parties acknowledge that this release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, the parties nevertheless intend to release, acquit and forever discharge each other from any and all such unknown claims, including damages which are unknown or unanticipated. This release may be pleaded as a defense or as a bar to any action or proceeding which may be brought, instituted or taken with respect to any matters which are in any way related to the Action and/or any claims released in this Agreement.

     16. The parties hereto acknowledge and agree to the following methods to resolve any disputes between them in respect of the transactions contemplated by this Agreement.

          a. Negotiation. Any party disputing a matter under this Agreement (individually, a "Participant," and, collectively, the "Participants") shall attempt in good faith to resolve any controversy, claim or dispute of whatever nature between the Participants arising out of or related to this Agreement or the construction interpretation, performance, breach, termination, enforceability or validity hereof (a "Dispute") promptly by negotiation between the Participants. If a party is not a Participant, he or it shall not be bound by any resolution of the Dispute under this Paragraph 16. Any Participant may require that any other party become a Participant hereunder. Any Participant involved in the Dispute may give written notice (herein the "Dispute Notice") of the Dispute at any time. If the Dispute is not resolved within thirty (30) days after delivery of the Dispute Notice, any Participant involved in the Dispute may initiate mediation as provided in subsection (b) below.

          b. Mediation. If the Dispute is not resolved by negotiation, the Participants shall make a good faith attempt to settle the Dispute by mediation. If the Participants cannot agree on the rules and procedures for the mediation, then the Commercial Dispute Resolution Procedures of the American Arbitration Association in effect on the date of this Agreement (herein the "AAA Rules") shall apply. If the Participants cannot agree on the selection of a mediator within sixty (60) days after delivery of the Dispute Notice, the mediator will be selected pursuant to the AAA Rules. Unless the Participants otherwise agree, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials, who has actively practiced law for at least fifteen (15) years, who has both training and experience as a mediator, and who has not previously been involved in the subject matter of this Agreement. If the dispute has not been resolved by mediation as provided above within ninety (90) days after the delivery of the Dispute Notice, then the dispute shall be determined by arbitration as provided in subsection (c) below.

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          c. Arbitration. If negotiation and mediation has not resolved the
     Dispute, the Dispute shall be determined by binding arbitration in Orange County, California (or other location mutually acceptable to the Participants) by one arbitrator. If the Participants cannot agree on the rules and procedures for the arbitration, then the AAA Rules shall apply. If the Participants cannot agree on the selection of an arbitrator within one hundred twenty (120) days after delivery of the Dispute Notice, the arbitrator shall be selected pursuant to the AAA Rules. Unless the Participants otherwise agree, the arbitrator shall be a neutral and impartial lawyer with excellent academic and professional credentials who has actively practiced law for at least fifteen (15) years, who has both training and experience as an arbitrator, and who has not previously been involved in the subject matter of this Agreement. The arbitrator's award shall be based on applicable law and judicial precedent. Judgment on the award rendered by the arbitrator may be entered into in any court having jurisdiction thereof.

          d. Costs. All costs and expenses incurred in connection with any mediation or arbitration hereunder shall be divided evenly between the Participants; provided, however, each party shall pay his or its own attorneys' fees and other costs and expenses incurred by and for such party with respect to such mediation and arbitration.

          e. Injunctive Relief. Any Participant may seek from any court having jurisdiction hereof any interim, provisional, or injunctive relief that may be necessary to protect the rights or property of any Participant or maintain the status quo before, during, or after the pendency of the arbitration proceeding. The institution and maintenance of any judicial action or proceeding for any such interim, provisional, or injunctive relief shall not constitute a waiver of the right or obligation of any Participant to submit the Dispute to arbitration, including any claims or disputes arising from the exercise of any such interim, provisional, or injunctive relief. The procedure set forth in this Paragraph 12 is the sole procedure for resolving disputes and no party shall resort to litigation except to the extent necessary to toll the running of an applicable statute of limitations.

     17. Quist acknowledges that EMB, being a publicly-held company, may have an obligation to file such information concerning this Agreement as EMB may be so advised by its counsel.

     18. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

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             To Quist:
             --------

             Kenneth Quist
             715 West Main Street
             Suite F
             Jenks, OK 74037


             To EMB:
             ------

             EMB Corporation
             5075 Warner Avenue, Suite A
             Huntington Beach, California 92649

     or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                            KENNETH QUIST

                                            /s/  Kenneth J. Quist
                                            ----------------------------------
                                                 Kenneth J. Quist


                                            EMB CORPORATION

                                            By:  /s/  James E. Shipley
                                               -------------------------------
                                                      James E. Shipley
                                                      Chairman and CEO


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